Exhibit 99.1

Ariba Reports Results for Second Quarter of Fiscal Year 2011

Company posts 60% year-over-year growth in subscription software revenue

SUNNYVALE, Calif., April 28, 2011 — Ariba, Inc. (Nasdaq: ARBA), the leading provider of collaborative business commerce solutions, today announced results for the second quarter of fiscal year 2011 ended March 31, 2011.

Quarterly Financial and Operational Highlights from Continuing Operations:

•	Subscription software revenue of $67.6 million, up 60% year-over-year

•	Network revenue of $28.6 million, up 204% year-over-year

•	Total revenues of $108.8 million and loss per share of $0.02 from continuing operations

•	Non-GAAP EPS of $0.19 from continuing operations

•	12-month subscription software backlog of $183 million, up 31% year-over-year

•	Cash flow from continuing operations of $25.9 million

•	Ending cash, cash equivalents, investments and restricted cash of $252.3 million

“A year ago, Ariba laid out a new vision for business commerce that extends process collaboration, transparency, and efficiency beyond the four walls of the enterprise, and we expanded our solution set to make it a reality for companies of all sizes,” said Bob Calderoni, Chairman and CEO, Ariba. “As evidenced by our solid second quarter, we are executing against this vision, as an increasing number of buying and selling organizations around the world are leveraging the strength of the Ariba community and our offerings to drive better commerce.”

Results for the Second Quarter of Fiscal Year 2011

Revenue from Continuing Operations:

Total revenues for the second quarter of fiscal year 2011 from continuing operations were $108.8 million, as compared to $77.3 million for the second quarter of fiscal year 2010. Subscription and maintenance revenues for the second quarter of fiscal year 2011 were $82.8 million, as compared to $58.8 million for the second quarter of fiscal year 2010. Within subscription and maintenance revenues, subscription software revenue was $67.6 million for the second quarter of fiscal year 2011, as compared to $42.3 million for the second quarter of fiscal year 2010. Services and other revenues for the second quarter of fiscal year 2011 were $25.9 million, as compared to $18.6 million for the second quarter of fiscal year 2010.

Earnings per Share from Continuing Operations:

The net loss from continuing operations for the second quarter of fiscal year 2011 was $1.6 million, or $0.02 per share, as compared to net income from continuing operations for the second quarter of fiscal year 2010 of $5.0 million, or $0.06 per share. Net loss from continuing operations for the second quarter of fiscal year 2011 included expenses of $3.3 million for amortization of intangible assets, $14.2 million for stock-based compensation, $1.5 million of transaction-related costs, and a restructuring charge of $0.2 million. Excluding these items, Non-GAAP net income from continuing operations was $17.6 million, or $0.19 per diluted share.

Balance Sheet and Cash:

Total cash, cash equivalents, investments and restricted cash were $252.3 million at March 31, 2011, up $29.4 million from March 31, 2010 and down $38.6 million from December 31, 2010 after a net outflow of $62.7 million related to the acquisition of Quadrem. Net cash flow from continuing operations for the three months ended March 31, 2011 was $25.9 million, as compared to $24.9 million for the three months ended March 31, 2010. Accounts receivable, on a days-sales-outstanding basis, were 24 days for the second quarter of fiscal year 2011, as compared to 21 days for the second quarter of fiscal year 2010, and 21 days with the previous quarter. Total deferred revenues were $142.3 million at March 31, 2011, compared to $125.4 million at March 31, 2010 and $125.2 million at December 31, 2010.

Customer Acquisition and Transactions for the Quarter:

During the quarter, 269 companies of all sizes across geographies purchased Ariba solutions to manage their commerce activities, including: Archer Daniels Midland, BAE Systems, Burberry Group, Dollar General, Omnicom Group, Samsung Electronics Benelux, and Wendy’s/Arby’s Group. The company also added 46 new customers, and closed 12 transactions over $1 million including eight software deals over $1 million, and closed 262 on-demand product deals.

Conference Call Information

Ariba will hold a conference call today at 5:00 p.m. ET to discuss its results for the second quarter of fiscal year 2011. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. The conference call will also be webcast live and can be accessed on the investor relations section of the company’s website at www.ariba.com or by logging in at www.vcall.com.

A replay of the conference can be accessed by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number 286 and conference ID number: 370766

About Ariba, Inc.

Ariba, Inc. is the leading provider of collaborative business commerce solutions. Ariba combines industry-leading technology with the world's largest web-based trading community for business to help companies discover, connect and collaborate with a global network of partners – all in a cloud-based environment. Using the Ariba® Commerce Cloud, businesses of all sizes can buy, sell and manage cash more efficiently and effectively. Over 400,000 companies around the globe use the Ariba Commerce Cloud to simplify inter-enterprise commerce and enhance results. Why not join them? To get on the path to Better Commerce visit: www.ariba.com/commercecloud/

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Copyright © 1996 – 2011 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, Ariba.com, Ariba.com Network, Ariba Spend Management. Find it. Get it. Keep it. and PO-Flip are registered trademarks of Ariba, Inc. Ariba Procure-to-Pay, Ariba Buyer, Ariba eForms, Ariba PunchOut, Ariba Services Procurement, Ariba Travel and Expense, Ariba Procure-to-Order, Ariba Procurement Content, Ariba Sourcing, Ariba Savings and Pipeline Tracking, Ariba Category Management, Ariba Category Playbooks, Ariba StartSourcing, Ariba Spend Visibility, Ariba Analysis, Ariba Data Enrichment, Ariba Contract Management, Ariba Contract Compliance, Ariba Electronic Signatures, Ariba StartContracts, Ariba Invoice Management, Ariba Payment Management, Ariba Working Capital Management, Ariba Settlement, Ariba Supplier Information and Performance Management, Ariba Supplier Information Management, Ariba Discovery, Ariba Invoice Automation, Ariba PO Automation, Ariba Express Content, Ariba Ready, and Ariba LIVE are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba's expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba's operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba's products and services; lack of market acceptance of Ariba's existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions and dispositions, including our recently completed acquisition of the business of Quadrem International Holdings, Ltd., such as difficulties with the integration process or the realization of benefits of a transaction; the disruption or loss of customer, business partner, supplier or employee relationships and the level of costs and expenses incurred by Ariba as a result of such transactions; the impact of our recent disposition of our sourcing service and business process outsourcing business, including the potential disruption of our ongoing business; the ability to attract and retain qualified employees; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company's pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba's Form 10-Q filed with the SEC on February 3, 2011. All forward-looking statements in this press release and the related earnings call are based on information available to Ariba as of the date hereof. Ariba assumes no obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in the release or in the related earnings call are for information purposes only and are not commitments to deliver any technology or enhancement. Ariba reserves the right to modify future product plans at any time.

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Investor Contact:

John Duncan

Ariba, Inc.

(678) 336-2980

investorinfo@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	March 31, 2011	September 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$182,837	$182,393
Short-term investments	14,784	18,449
Restricted cash	104	104
Accounts receivable, net	36,367	21,781
Prepaid expenses and other current assets	22,403	7,942

Total current assets	256,495	230,669

Property and equipment, net	22,750	15,958
Long-term investments	25,306	22,283
Restricted cash, less current portion	29,260	29,137
Goodwill	482,625	406,507
Other intangible assets, net	70,222	13,154
Other assets	5,069	4,001

Total assets	$891,727	$721,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,816	$11,190
Accrued compensation and related liabilities	26,538	32,079
Accrued liabilities	24,406	18,398
Restructuring obligations	14,899	17,188
Deferred revenue	129,816	97,005

Total current liabilities	209,475	175,860

Deferred rent obligations	6,740	9,880
Restructuring obligations, less current portion	13,377	23,339
Deferred revenue, less current portion	12,438	7,285
Other long-term liabilities	25,783	6,391

Total liabilities	267,813	222,755

Stockholders’ equity:
Common stock	194	188
Additional paid-in capital	5,319,414	5,236,265
Accumulated other comprehensive loss	(2,174)	(1,879)
Accumulated deficit	(4,693,520)	(4,735,620)

Total stockholders’ equity	623,914	498,954

Total liabilities and stockholders’ equity	$891,727	$721,709

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2011	2010	2011	2010
Revenues:
Subscription and maintenance	$82,849	$58,756	$148,707	$117,129
Services and other	25,916	18,552	50,478	35,371

Total revenues	108,765	77,308	199,185	152,500

Cost of revenues:
Subscription and maintenance	17,680	12,639	31,970	25,313
Services and other	19,217	13,211	34,524	25,659
Amortization of acquired technology and customer intangible assets	3,075	1,025	4,100	2,352

Total cost of revenues	39,972	26,875	70,594	53,324

Gross profit	68,793	50,433	128,591	99,176

Operating expenses:
Sales and marketing	39,831	27,069	75,547	53,761
Research and development	15,004	11,344	27,496	22,490
General and administrative	14,541	5,071	25,151	15,083
Litigation benefit	—	(7,000)	—	(7,000)
Amortization of other intangible assets	242	—	242	104
Restructuring costs (benefit)	231	8,579	(2,692)	8,579

Total operating expenses	69,849	45,063	125,744	93,017

Operating (loss) income	(1,056)	5,370	2,847	6,159
Interest and other income, net	326	143	1,095	420

(Loss) income from continuing operations before income taxes	(730)	5,513	3,942	6,579
Provision for (benefit from) income taxes	861	478	(2,951)	495

(Loss) income from continuing operations	(1,591)	5,035	6,893	6,084

Discontinued operations, net of tax:
Income (loss) from discontinued operations	1,147	716	(3,957)	1,892
Gain on sale of discontinued operations	445	—	39,164	—

Total discontinued operations	1,592	716	35,207	1,892

Net income	$1	$5,751	$42,100	$7,976

Basic earnings per share:
(Loss) income from continuing operations	$(0.02)	$0.06	$0.08	$0.07
Discontinued operations, net of tax	0.02	0.01	0.39	0.02

Net income per basic common share	$0.00	$0.07	$0.47	$0.09

Diluted earnings per share:
(Loss) income from continuing operations	$(0.02)	$0.06	$0.07	$0.07
Discontinued operations, net of tax	0.02	0.01	0.38	0.02

Net income per diluted common share	$0.00	$0.07	$0.45	$0.09

Weighted average shares - basic	91,846	86,578	90,239	85,869
Weighted average shares - diluted	94,798	88,753	93,686	88,507

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2011	2010	2011	2010
Operating activities:
Net income	$1	$5,751	$42,100	$7,976
Less income from discontinued operations, net of tax	(1,592)	(716)	(35,207)	(1,892)

Income from continuing operations	(1,591)	5,035	6,893	6,084
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Provision for doubtful accounts	107	267	272	313
Depreciation	2,554	2,011	4,628	3,850
Amortization of intangible assets	3,317	1,025	4,342	2,456
Stock-based compensation	14,211	10,820	27,045	23,926
Restructuring costs (benefit)	231	8,579	(2,692)	8,579
Other-than temporary impairment of long-term investments	—	—	—	499
Changes in operating assets and liabilities:
Accounts receivable	653	(528)	(1,296)	(580)
Prepaid expense and other assets	(4,010)	(1,120)	(4,662)	(2,009)
Accounts payable	(1,512)	269	(1,421)	348
Accrued compensation and related liabilities	6,128	2,787	(7,567)	(8,644)
Accrued liabilities	(2,121)	(5,949)	(8,656)	(6,034)
Deferred revenue	11,925	5,937	32,842	14,967
Restructuring obligations	(4,015)	(4,210)	(8,275)	(8,536)

Net cash provided by continuing operations	25,877	24,923	41,453	35,219
Net cash (used in) provided by discontinued operations	(589)	1,482	(1,710)	1,691

Net cash provided by operating activities	25,288	26,405	39,743	36,910

Investing activities:
Cash paid for acquisition, net of cash acquired	(62,662)	—	(62,662)	—
Proceeds from sale of discontinued operations	4,149	—	43,149	—
Purchases of property and equipment	(8,279)	(4,436)	(10,394)	(5,822)
Maturities of investments, net of purchases	(232)	495	227	(7,136)

Net cash used in investing activities	(67,024)	(3,941)	(29,680)	(12,958)

Financing activities:
Proceeds from issuance of common stock, net	2,977	2,057	3,408	2,084
Repurchase of common stock	—	(808)	(12,802)	(5,864)

Net cash provided by (used in) financing activities	2,977	1,249	(9,394)	(3,780)

Effect of exchange rates on cash and cash equivalents	(158)	32	(225)	25

Net change in cash and cash equivalents	(38,917)	23,745	444	20,197

Cash and cash equivalents at beginning of period	221,754	127,333	182,393	130,881

Cash and cash equivalents at end of period	$182,837	$151,078	$182,837	$151,078

Non-GAAP Financial Measures

The following table reconciles financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to the most directly comparable non-GAAP financial measures in the press release.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding a purchase accounting adjustment, costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude a purchase accounting adjustment and costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Expense reconciliation:
GAAP revenue	$108,765	$77,308
Less: GAAP net income	1	5,751

Total GAAP expenses	108,764	71,557

Amortization of intangible assets	(3,317)	(1,025)
Stock-based compensation	(14,211)	(10,820)
Tax accrual reversal	—	3,089
Litigation benefit	—	7,000
Restructuring costs	(231)	(8,579)
Transaction costs	(1,481)	—
Discontinued operations	1,592	716

Total non-GAAP operating expenses	$91,116	$61,938

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Net income reconciliation:
GAAP net income	$1	$5,751
Amortization of intangible assets	3,317	1,025
Stock-based compensation	14,211	10,820
Tax accrual reversal	—	(3,089)
Litigation benefit	—	(7,000)
Restructuring costs	231	8,579
Transaction costs	1,481	—
Discontinued operations	(1,592)	(716)

Non-GAAP income from continuing operations	$17,649	$15,370

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Net income per share reconciliation:
GAAP net income per share - basic	$0.00	$0.07
Amortization of intangible assets	0.04	0.01
Stock-based compensation	0.15	0.13
Tax accrual reversal	—	(0.04)
Litigation benefit	—	(0.08)
Restructuring costs	0.00	0.10
Transaction costs	0.02	—
Discontinued operations	(0.02)	(0.01)

Non-GAAP income from continuing operations per share—basic	$0.19	$0.18

Non-GAAP income from continuing operation per share—diluted	$0.19	$0.17

Weighted average shares - basic	91,846	86,578
Weighted average shares - diluted	94,798	88,753

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010
Expense reconciliation:
GAAP revenue	$199,185	$152,500
Less: GAAP net income	42,100	7,976

Total GAAP expenses	157,085	144,524

Amortization of intangible assets	(4,342)	(2,456)
Stock-based compensation	(27,045)	(23,926)
Tax accrual reversal	3,942	3,089
Litigation benefit	—	7,000
Restructuring benefit (costs)	2,692	(8,579)
Transaction costs	(2,471)	—
Discontinued operations	35,207	1,892

Total non-GAAP operating expenses	$165,068	$121,544

	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010
Net income reconciliation:
GAAP net income	$42,100	$7,976
Amortization of intangible assets	4,342	2,456
Stock-based compensation	27,045	23,926
Tax accrual reversal	(3,942)	(3,089)
Litigation benefit	—	(7,000)
Restructuring (benefit) costs	(2,692)	8,579
Transaction costs	2,471	—
Discontinued operations	(35,207)	(1,892)

Non-GAAP income from continuing operations	$34,117	$30,956

	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010
Net income per share reconciliation:
GAAP net income per share - basic	$0.47	$0.09
Amortization of intangible assets	0.05	0.03
Stock-based compensation	0.30	0.28
Tax accrual reversal	(0.05)	(0.04)
Litigation benefit	—	(0.08)
Restructuring (benefit) costs	(0.03)	0.10
Transaction costs	0.03	—
Discontinued operations	(0.39)	(0.02)

Non-GAAP income from continuing operations per share—basic	$0.38	$0.36

Non-GAAP income from continuing operation per share—diluted	$0.36	$0.35
Weighted average shares - basic	90,239	85,869
Weighted average shares - diluted	93,686	88,507

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures generally exclude expenses or benefits for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) tax accrual reversal, (iv) litigation benefit, (v) restructuring costs or benefits, (vi) transaction related costs and (vii) discontinued operations. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for certain costs related to restructuring, transaction related costs and litigation benefit, these items are non-cash items that do not affect cash flows.

(1) Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(2) Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(3) Tax accrual reversal. We released tax reserves in the six months ended March 31, 2011 and 2010. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the tax reserve releases helps investors compare our operating performance with that of other companies.

(4) Litigation benefit. We received $7.0 million from Emptoris in relation to a patent litigation judgment which we recorded as income in the three months and six months ended March 31, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the litigation benefit helps investors compare our operating performance with that of other companies. We recognize, however, that the litigation benefit impacts cash flow and that we and investors should carefully consider the impact of this on cash flow.

(5) Restructuring cost (benefit). We recorded a restructuring cost (benefit) related to lease abandonment accruals in the three months and six months ended March 31, 2011 and 2010 and a restructuring cost related to asset impairment in the three months ended March 31, 2011. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations and are significantly impacted by factors outside our control. We believe excluding restructuring costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring costs will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(6) Transaction related costs. We recorded transaction related costs in the three and six months ended March 31, 2011. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the transaction related costs helps investors compare our operating performance with that of other companies. We recognize, however, that the transaction related costs impact cash flow and that we and investors should carefully consider the impact of this on cash flow.

(7) Discontinued Operations. We exclude the results of discontinued operations from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the results of discontinued operations helps investors compare our operating performance with that of other companies. We recognize, however, that the discontinued operations impact cash flow and that we and investors should carefully consider the impact of this on cash flow.